UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

Tonner-One World Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 001-13869	87-0429198
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6725 S. Fry Rd #321, KATY, TX, 77494

(Address of principal executive offices) (Zip Code)

(281) 716-5006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	TONR	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 1, 2022, Corinda Joanne Melton became the President, CEO, Secretary, Treasurer and sole Director of Tonner-One World Holdings, Inc, pursuant to an agreement dated March 1, 2022.  The former CEO and director, Mr. Ejike Arinze resigned from all positions with the Company as of March 1, 2022 and is no longer affiliated with Tonner-One World Holdings, Inc.

Item 8.01  Other Events

On March 11, 2022, the Company terminated any and all agreements made by the previous management team with Cryptopro, a Lithuania  based Artificial-Intelligence-powered Cryptocurrency Company.

Item 9.01  Financial Statements and Exhibits

On March 14, 2022 the Company issued a press release announcing the settlement of  $411,163 in convertible debt and $251,000 in promissory notes, which press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tonner-One World Holdings, Inc.

Dated: March 14, 2022	By: /s/ Corinda J. Melton
Corinda J Melton
CEO